UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 12, 2004

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (216) 896-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On February 12, 2004, Parker-Hannifin Corporation, an Ohio corporation (the “Company”), announced that it had completed the tender offer to purchase all outstanding A Ordinary Shares, par value £8.00 per share (the “A Ordinary Shares”), and all Ordinary Shares, par value $0.01 per share (the “Ordinary Shares”), including those Ordinary Shares represented by American Depositary Shares each representing one Ordinary Share (“ADSs” and together with the A Ordinary Shares and the Ordinary Shares, the “Shares”), that were outstanding at any time during the tender offer, of Denison International plc, a public limited company organized under the laws of England and Wales (“Denison”), at a purchase price of $24.00 per Share, net to the seller in cash, without interest.

A copy of the joint press release issued by the Company and Denison in connection with the completion of the tender offer is attached hereto as Exhibit 99.1 and its contents are hereby incorporated herein by reference.

Item 7.    Exhibits.

(c)  Exhibits.

Exhibit Number	Description
99.1	Joint press release of Parker-Hannifin Corporation and Denison International plc, issued on February 12, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/S/ THOMAS A. PIRAINO, JR.
	Name:	Thomas A. Piraino, Jr.
	Title:	Vice President, General Counsel and Secretary

Date:  February 12, 2004

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Joint press release of Parker-Hannifin Corporation and Denison International plc, issued on February 12, 2004.

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